UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

SEPA

On May 30, 2025, Nuburu, Inc. (the “Company,” “we, “us,” or “our”) entered into the Standby Equity Purchase Agreement (as it may be amended from time to time, the “SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited company (together with its successors or assigns, the “Investor”) pursuant to which we have the right to sell to the Investor up to $100 million of Common Stock (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. We also agreed to register the resale of shares of Common Stock issued to the Investor pursuant to the SEPA. Sales of the shares of our Common Stock to the Investor under the SEPA, and the timing of any such sales, are at our option, and we are under no obligation to sell any shares of Common Stock to the Investor under the SEPA.

Upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of Common Stock issuable under the SEPA declared effective by the SEC, we will have the right, but not the obligation, from time to time at our discretion, to direct the Investor to purchase a specified number of shares of Common Stock (an “Advance”) by delivering written notice to the Investor (an “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of Common Stock purchased pursuant to an Advance will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of Common Stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day, in which cases the size of the Advance may be reduced to account for such day(s) in which the daily VWAP is less than the applicable minimum acceptable price or there is no VWAP. We may establish a minimum acceptable price in each Advance Notice below which we will not be obligated to make any sales to the Investor. “VWAP” is defined as the daily volume weighted average price of the shares of Common Stock for such trading day on the NYSE American during regular trading hours as reported by Bloomberg L.P.

Under applicable NYSE American rules and the terms of the SEPA, in no event may we issue to the Investor under the SEPA shares of Common Stock equal to greater than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “SEPA Share Cap”), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the SEPA Share Cap in accordance with applicable NYSE American rules, or (ii) the average price per share paid by the Investor for all of the shares of Common Stock that we direct the Investor to purchase from us pursuant to the SEPA, if any, equals or exceeds the lower of (a) the official closing price of the Common Stock on NYSE American immediately preceding the execution of the SEPA and (b) the average official closing price of the Common Stock on NYSE American for the five consecutive trading days immediately preceding the execution of the SEPA. Moreover, in accordance with terms of the SEPA, we may not issue or sell any shares of Common Stock to the Investor under the SEPA which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in the Investor beneficially owning more than 4.99% of the then outstanding shares of Common Stock.

Actual sales of shares of Common Stock to the Investor under the SEPA will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earlier of (i) the 36-month anniversary of the date of the SEPA and (ii) the date on which the Investor shall have made payment of Advances pursuant to the SEPA for Common Stock equal to the Commitment Amount. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to the Investor, provided that (i) there are no outstanding Advance Notices for which shares of Common Stock need to be issued and (ii) we have paid all amounts owed to the Investor pursuant to the SEPA.

As consideration for the Investor’s commitment to purchase the shares of Common Stock pursuant to the SEPA, we (i) paid the Investor a structuring fee in the amount of $25,000 and (ii) agreed to pay a commitment fee in Common Stock in an amount equal to 1% of the Commitment Amount, or $1,000,000, to be paid 50% on execution of the SEPA and 50% 90 days following the date of the SEPA.

The net proceeds payable to us under the SEPA will depend on the frequency and prices at which Common Stock is sold. We expect that proceeds received from such sales will be used primarily for working capital and general corporate purposes and for purposes of implementing our Transformation Plan. A copy of the SEPA was filed as Appendix F to the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on May 30, 2025.

Joseph Gunnar & Co., LLC acted as the sole placement agent for the private placement.

Agile Loan

The Company entered into a Business Loan and Security Agreement with Agile Capital Funding, LLC and its affiliates (“Agile”), dated as of May 30, 2025, pursuant to which the Company refinanced its existing loan with Agile, resulting in an additional capital infusion of $248,000 (bringing the total cash capital infusion from Agile to $748,000). The face amount of the refinanced loan is $1,000,000 (the “Agile Note”). The Agile Note requires weekly repayments of $48,000 through December 2025, totaling $1,440,000, and is secured by the Company’s cash and deposit accounts.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information in Item 1.01 regarding the Agile Note is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Information reported in Item 1.01 is incorporated by reference herein. The securities were sold in a private placement to an accredited investor in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
(d)	Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUBURU, INC.

Date:	June 4, 2025	By:	/s/ Alessandro Zamboni
Name: Alessandro Zamboni Title: Executive Chairman